                                                                    EXHIBIT 99.1


Press Release

January 19, 2004
FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RESULTS FOR 4TH QUARTER AND THE YEAR 2003 AND DIRECTOR RETIREMENTS

West Des Moines, IA -- West Bancorporation, Inc. (WTBA), parent company of West Bank and WB Capital Management Inc. (d/b/a VMF Capital), reports net income of $17,283,000 for the year ended December 31, 2003, compared to $16,376,000 for 2002, an increase of 5.5 percent over 2002. Earnings per share were $1.08 compared to $1.02 for 2002. This performance resulted in a return on average equity of 19.48 percent, a return on average assets of 1.85 percent, and an efficiency ratio of 34.78 percent. As of December 31, 2003, equity as a percentage of total assets was 9.3 percent.

For the fourth quarter of 2003, net income was $4,417,000, or $0.28 per share, compared to $4,378,000 or $0.27 per share for the fourth quarter of 2002. The return on average equity, return on average assets and the efficiency ratio were
19.05 percent, 1.74 percent and 45.75 percent, respectively for the fourth quarter of 2003.

Net income for the fourth quarter of 2003 was $147,000 lower than the third quarter of 2003. The decline is primarily due to the fact that gains from the sale of loans in the secondary market decreased by $176,000, or approximately $109,000 on an after-tax basis. This is the result of reduced residential mortgage loan volume as interest rates trended upward. As projected, WB Capital Management Inc., which commenced operations on October 1, 2003 by the acquisition of VMF Capital, L.L.C., had a net loss for the quarter of $82,000. WB Capital Management is projected to breakeven in 2004. Also, the net interest margin declined to 3.67 percent for the fourth quarter of 2003 from 3.86 percent in the third quarter of 2003. The decline was due to a decrease in the loan portfolio yield as the interest rate on new loans was generally lower than the interest rate associated with maturing loans.

During the fourth quarter of 2003, the Company received $821,000 in tax-exempt income from life insurance proceeds as a result of the untimely death of one of the Bank's officers. The Company decided to form a charitable foundation and contribute the tax-equivalent amount of the income received from the insurance claim. This will allow the proceeds from the death claim to benefit worthwhile charities in future years. The amount of the donation was $1,330,000. The net effect of these transactions on net income was zero.

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The Company's efficiency ratio was higher in the fourth quarter and year ended
December 31, 2003 than in prior periods because of the receipt of the income from the life insurance proceeds and the related charitable contribution, and the results of WB Capital Management Inc. Excluding these two items, the Company's efficiency ratio would have been 33.08 percent and 31.10 percent for the fourth quarter and year ended December 31, 2003, respectively. The Company expects the efficiency ratio for 2004 to be in the range of 38 percent, with 4 percent attributable to WB Capital Management Inc.

Net income for 2003 was $907,000 higher than 2002. Most of that increase is attributable to higher net interest income. Net interest income increased in large part because of the acquisition of approximately $103 million in interest-earning assets in the Hawkeye State Bank transaction effective July 18, 2003. The after-tax increase in net interest income was approximately $822,000 due to the higher level of interest-earning assets, which offsets a 20 basis point decline in the net interest margin for 2003 to 3.77 percent.

The amount of nonaccrual loans as of December 31, 2003 dropped to $1,668,000 from $1,816,000 at September 30, 2003, and was slightly higher than the December 31, 2002 total of $1,354,000. Loans past due 90 days or more as of the end of 2003 dropped to $125,000 from $545,000 a year ago and $2,691,000 at September 30, 2003. Likewise, other real estate owned was $441,000 at December 31, 2003 compared to $529,000 and $674,000 at December 31, 2002 and September 30, 2003, respectively. The allowance for loan losses as a percent of total loans was 1.00% as of December 31, 2003 compared to .92% a year earlier.

The Corporate Governance and Nominating Committee of the Company's Board of Directors is reviewing candidates for nomination to the Board of Directors. During the process, David L. Miller and Raymond G. Johnston informed Committee members that they will retire from the Company's Board of Directors effective at the end of their terms on April 15, 2004, the date of the Company's annual shareholders' meeting. Both Mr. Miller and Mr. Johnston informed Committee members their retirement was for personal reasons. Mr. Johnston joined West Bank in 1984 as a senior vice-president, was executive vice president from 1988 to 1996, and began serving on the board of the Company and West Bank in 1986. He retired from the Bank's board in 2003. Mr. Miller has been associated with West Bank since 1961 and began phasing into full retirement from the Company at the end of 2001 when he retired as Chairman and Chief Executive Officer of West Bank. He retired as Chairman, President and Chief Executive Officer of the Company in early 2003 and from West Bank's board effective January 1, 2004. Mr. Miller will remain an advisor to the Company through a life-time consulting agreement.


West Bancorporation, Inc. is headquartered in West Des Moines, Iowa and through its subsidiary, West Bank, has been serving the greater metropolitan Des Moines area for 110 years and the Iowa City area since July of 2003. West Bank focuses on lending and deposit services for consumers and small to medium sized businesses. VMF Capital, with offices in Cedar Rapids and Clive, Iowa, provides portfolio management services to individuals, retirement plans, corporations, foundations and endowments.

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WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information

                                                                                  DECEMBER 31,
CONSOLIDATED STATEMENTS OF CONDITION                                         2003               2002
--------------------------------------------------------------------------------------------------------
ASSETS

Cash and due from banks                                                $     27,786,795   $   23,022,298
Short-term investments                                                       54,287,004      158,191,770
Securities                                                                  274,912,746      212,291,701
Loans                                                                       599,355,407      488,452,911
    Allowance for loan losses                                                (5,975,587)      (4,493,583)
                                                                       ---------------------------------
Loans, net                                                                  593,379,820      483,959,328
Goodwill and other intangible assets                                         16,900,487           47,730
Cash value of bank-owned life insurance                                      20,386,714                -
Other assets                                                                 12,958,045        8,603,236
                                                                       ---------------------------------
    TOTAL ASSETS                                                       $  1,000,611,611   $  886,116,063
                                                                       =================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
    Noninterest-bearing                                                $    172,070,832   $  145,208,492
    Interest-bearing
        Demand and savings                                                  403,060,980      338,775,544
        Time                                                                129,942,201      129,114,464
                                                                       ---------------------------------
Total deposits                                                              705,074,013      613,098,500
Short-term borrowings                                                        94,584,648      132,515,543
Long-term borrowings                                                        106,024,315       51,600,000
Other liabilities                                                             2,032,291        3,077,858
Stockholders'equity                                                          92,896,344       85,824,162
                                                                       ---------------------------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $  1,000,611,611   $  886,116,063
                                                                       =================================

                                         PER COMMON SHARE                 MARKET INFORMATION*
                                     Net Income    Dividends           High                Low
------------------------------------------------------------------------------------------------
2003
1st quarter                            $0.25         $0.16            $17.54              $14.35
2nd quarter                             0.26          0.16             19.61               15.77
3rd quarter                             0.28          0.16             18.82               16.56
4th quarter                             0.28          0.16             18.54               17.05

2002
1st quarter                            $0.24         $0.15            $14.00              $11.50
2nd quarter                             0.25          0.15             18.00               13.15
3rd quarter                             0.26          0.16             16.50               14.38
4th quarter                             0.27          0.16             15.63               14.40



*The prices shown are the high and low sale prices for the Company's common stock, which trades on the NASDAQ National Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.

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WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (continued)

                                                                               (unaudited)

                                                                          THREE MONTHS ENDED                 YEAR ENDED
                                                                              DECEMBER 31,                   DECEMBER 31,
CONSOLIDATED STATEMENTS OF OPERATION                                   2003              2002            2003            2002
---------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                              $   8,627,708    $   8,249,621    $ 32,633,401    $ 33,035,194
Securities                                                             2,474,919        2,466,113       9,564,524       9,794,216
Other                                                                    319,731          510,654       1,263,190       1,810,348
                                                                   --------------------------------------------------------------
    Total interest income                                             11,422,358       11,226,388      43,461,115      44,639,758
                                                                   --------------------------------------------------------------

INTEREST EXPENSE
Deposits                                                               1,344,944        1,927,193       5,750,003       8,839,642
Short-term borrowings                                                    298,298          510,660       1,511,615       1,958,719
Long-term borrowings                                                   1,299,123          723,775       3,877,773       2,851,210
                                                                   --------------------------------------------------------------
    Total interest expense                                             2,942,365        3,161,628      11,139,391      13,649,571
                                                                   --------------------------------------------------------------

NET INTEREST INCOME                                                    8,479,993        8,064,760      32,321,724      30,990,187
Provision for loan losses                                                225,000          200,000         850,000         910,000
                                                                   --------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                    8,254,993        7,864,760      31,471,724      30,080,187
                                                                   --------------------------------------------------------------

NONINTEREST INCOME
Service charges on deposit accounts                                    1,274,773        1,213,724       4,811,335       4,527,170
Trust services                                                           121,000          132,000         507,000         569,634
Investment advisory fees                                                 503,899                -         503,899               -
Increase in cash value of bank-owned life insurance                      252,605                -         666,785               -
Proceeds from bank-owned life insurance                                  821,254                -         821,254               -
Net realized gains from sales of securities available for sale           152,581           24,430         299,562         115,939
Other income                                                             378,638          371,896       1,695,386       1,401,459
                                                                   --------------------------------------------------------------
    Total noninterest income                                           3,504,750        1,742,050       9,305,221       6,614,202
                                                                   --------------------------------------------------------------

NONINTEREST EXPENSE
Salaries and employee benefits                                         2,340,553        1,615,980       7,700,608       6,408,438
Occupancy                                                                480,638          344,654       1,582,660       1,310,971
Data processing                                                          354,824          237,110       1,130,131       1,006,272
Charitable contributions                                               1,370,847           19,592       1,483,516         106,552
Other expense                                                            969,803          533,206       2,797,331       2,388,294
                                                                   --------------------------------------------------------------
    Total noninterest expense                                          5,516,665        2,750,542      14,694,246      11,220,527
                                                                   --------------------------------------------------------------

Income before income taxes                                             6,243,078        6,856,268      26,082,699      25,473,862
Income taxes                                                           1,825,721        2,478,881       8,800,071       9,098,059
                                                                   --------------------------------------------------------------
NET INCOME                                                         $   4,417,357    $   4,377,387    $ 17,282,628    $ 16,375,803
                                                                   ==============================================================


PERFORMANCE HIGHLIGHTS
---------------------------------------
Return on average equity                                                   19.05%           20.57%          19.48%          19.99%
Return on average assets                                                    1.74%            1.98%           1.85%           1.95%
Net interest margin                                                         3.67%            3.90%           3.77%           3.97%
Efficiency ratio                                                           45.75%           27.47%          34.78%          29.19%



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